UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009 (May 19, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes In Registrant's Certifying Accountant.

On May 19, 2009, Xfone, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) reporting the dismissal of Stark Winter Schenkein & Co., LLP (“SWS”) as the Company’s Independent Certified Public Accountants and the engagement of Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet), independent members of Baker Tilly International, as the Company’s new independent accountants. In accordance with the requirements of Item 304(a) of Regulation S-K, the Company furnished SWS with a copy of the Initial 8-K and requested from SWS a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  SWS’ letter, which was not available at the time of filing of the Initial 8-K, was received on June 2, 2009.  This Current Report on Form 8-K/A amends the Initial 8-K to file SWS’ letter in accordance with the requirement of Item 304 of Regulation S-K.  SWS’ letter dated June 1, 2009 is filed as Exhibit 16.2 to this Current Report on Form 8-K/A.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
16.2	Letter from SWS dated June 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: June 3, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
16.2	Letter from SWS dated June 1, 2009